EXHIBIT 10.3
SETTLEMENT AGREEMENT AND RELEASE
     THIS SETTLEMENT AGREEMENT AND RELEASE (this “Agreement” ), dated as of September 10, 2009 (for reference purposes only), is entered into to be effective as of September 14, 2009 (the “Effective Date”) by and between DANIEL I. RIFKIN, M.D., P.C. D/B/A SLEEP MEDICINE CENTERS OF WESTERN NEW YORK, a New York professional corporation (the “Rifkin PC”), SLEEP MEDICINE CENTERS OF FLORIDA, LLC, a Florida limited liability company (“SMCF”), and DANIEL I. RIFKIN, M.D. (“Rifkin,” and together with the Rifkin PC and SMCF, “Releasors”), AVASTRA EASTERN SLEEP CENTERS, INC., a New York corporation (“Eastern”), SDC HOLDINGS, LLC, an Oklahoma limited liability company (“SDC”), and GRAYMARK HEALTHCARE, INC., an Oklahoma corporation (“Graymark”), with regard to the following circumstances:
     A. Releasors, Eastern and Avastra Sleep Centres Limited (in liquidation) f/k/a Avastra Ltd., an Australian corporation (“Avastra”), are parties to that certain Asset Purchase Agreement dated October 10, 2007, as amended by that certain First Addendum to Asset Purchase Agreement, dated October 12, 2007 (the “Purchase Agreement”).
     B. The Purchase Agreement was further amended by the First Amendment to October 10, 2007 Asset Purchase Agreement, dated May 2, 2008 (the “Amendment”).
     C. Pursuant to the Amendment, Avastra and Eastern (i) issued a Promissory Note in favor of Rifkin in the amount of $807,068 to evidence a portion of the earn-out obligations of Avastra and Eastern under the Purchase Agreement (the “Note”) and (ii) granted a security interest in certain accounts receivable of Eastern to secure the obligations of Avastra and Eastern under the Note. The Purchase Agreement, the First Amendment, and the Note are collectively referred to herein as the “Acquisition Documents”.
     D. In connection with the transactions contemplated by the Acquisition Documents, Rifkin and Eastern entered into that certain Executive Employment Agreement, dated October 12, 2007 (as amended from time to time, the “Employment Agreement”).
     E. SDC, Avastra, and AvastraUSA, Inc., a Delaware corporation (“AvastraUSA”), have entered into that certain Stock Sale Agreement, dated August 19, 2009 (as amended from time to time, the “SSA”), pursuant to which SDC will acquire all of the issued and outstanding stock of Eastern from AvastraUSA (the “Eastern Stock”).
     F. In connection with and as a condition to the acquisition of the Eastern Stock by SDC, Releasors and SDC desire to settle all obligations of Avastra and Eastern under the Acquisition Documents.
     G. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Liquidated Payment. In complete satisfaction of all obligations of Avastra and Eastern under the terms of the Acquisition Documents, SDC shall (a) deliver to Releasors 100,000 shares of common stock of Graymark, in the name of Rifkin (the “Stock Consideration”) and (b) pay Releasors $2,000,000 by wire transfer to the account set forth on Exhibit A (together with the Stock Consideration, the “Liquidated Payment”).
     2. Recapture of Liquidated Payment.
          2.1 (a) In addition to and not in limitation of any other remedies available to Eastern at law or in equity, if at any time prior to the six-month anniversary of the Effective Date (the “First Recapture Date”) (i) Eastern terminates (A) the Employment Agreement for Cause (as such term is defined in the Employment Agreement) or (B) the Management Services Agreement by and between the Rifkin PC and Eastern, dated as of the date hereof, pursuant to Section 16 of such agreement or (ii) if Rifkin voluntarily terminates the Employment Agreement, Releasors shall jointly and severally pay to SDC the full amount of the Liquidated Payment.

          (b) In addition to and not in limitation of any other remedies available to Eastern at law or in equity, if at any time during the six-month period following the First Recapture Date (i) Eastern terminates (A) the Employment Agreement for Cause (as such term is defined in the Employment Agreement) or (B) the Management Services Agreement by and between the Rifkin PC and Eastern, dated as of the date hereof, pursuant to Section 16 of such agreement or (ii) if Rifkin voluntarily terminates the Employment Agreement, Releasors shall jointly and severally pay to SDC $1,000,000 of the Liquidated Payment.
     3. Lock-Up. Releasors irrevocably agree that during the six (6) month period following the Effective Date, without the prior written consent of Graymark, Releasors will not have the right to, directly or indirectly: (a) offer for sale, sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition at any time in the future of) any portion of the Stock Consideration or (b) publicly disclose the intention to do any of the foregoing.
     4. Assignment of Accounts Receivable. As partial consideration for the Liquidated Payment, Releasors hereby assign to Eastern all of their right, title and interest in and to the accounts receivable generated from the sleep diagnostic testing and other operations of Releasors prior to the Effective Date.
     5. Release. Upon receipt of the Liquidated Payment and regardless of any recapture of the Liquidated Payment pursuant to Section 2, each of Releasors shall on behalf of itself and each of its affiliates, beneficiaries, heirs, successors, and assigns (“Related Persons”), (a) release any and all rights in and to the accounts receivable of Eastern including the security interest evidenced by the Financing Statement filed July 17, 2008 (Filing No. 200807170504435) with the Secretary of State of New York and (b) release and forever discharge Eastern, Avastra, AvastraUSA, SDC, Graymark and each of their respective officers, directors, stockholders, members, managers, administrators, liquidators appointed, affiliates, successors and assigns (individually, each a “Releasee” and collectively, “Releasees”) from any and all obligations under the Acquisition Documents and any and all other causes of actions, actions, choses in actions, suits, benefits, rights, claims, and demands of whatsoever kind or nature, in law or equity, whether known or unknown, suspected or unsuspected, which such Releasor or any of such Related Persons has against the respective Releasees arising on or prior to the Effective Date (collectively, “Claims”).Release. Upon receipt of the Liquidated Payment and regardless of any recapture of the Liquidated Payment pursuant to Section 2, each of Releasors shall on behalf of itself and each of its affiliates, beneficiaries, heirs, successors, and assigns (“Related Persons”), (a) release any and all rights in and to the accounts receivable of Eastern including the security interest evidenced by the Financing Statement filed July 17, 2008 (Filing No. 200807170504435) with the Secretary of State of New York.
     6. Covenant. Each of Releasors, jointly and severally, covenants to refrain from asserting any Claim, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Releasee, based upon any matter released hereby.
     7. Releasors’ Representations and Warranties. Each of Releasors, jointly and severally, represents and warrants to SDC, Eastern and Graymark as follows:
     (a) No Releasor has assigned any Claim (or any part thereof) and that it is unaware of any individual or entity asserting an interest or right in or with respect to any Claims.
     (b) The common stock of Graymark being acquired pursuant to this Agreement (the “Stock Consideration”) will be acquired for Releasors’ own accounts without the participation of any other person, with the intent of holding the Stock Consideration for investment and without the intent of participating, directly or indirectly, in a distribution of the Stock Consideration and not with a view to, or for resale in connection with, any distribution of the Stock Consideration.
     (c) Releasors have such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in Graymark and of protecting its interests in connection with this transaction. Releasors recognize and acknowledge that an investment in Graymark involves a high degree of risk. Releasors are able to bear the economic risks of the investment in the Stock Consideration, including the risk of a complete loss of the value of the Stock Consideration.

     (d) Releasors have had adequate opportunity to review Graymark’s reports filed with the Securities and Exchange Commission (the “Graymark SEC Reports”) and to ask questions of and receive answers from Graymark with respect to the information contained in the Graymark SEC Reports.
     (e) Releasors acknowledge that neither Graymark nor any of its agents, employees or affiliates has made any representations or warranties, oral or otherwise, concerning Graymark, other than those contained in the Graymark SEC Reports. In making the decision to accept Stock Consideration as a portion of the Liquidated Payment, Releasors did not rely upon any information other than the results of Releasors’ independent review of the Graymark SEC Reports.
     (f) Releasors understand and agree that the Stock Consideration will be issued to Releasors without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and the rules and regulations promulgated thereunder.
     (g) The Stock Consideration cannot be offered for sale, sold or transferred by Releasors other than pursuant to: (i) (A) an effective registration under the Securities Act, or (B) an exemption from registration under the Securities Act; (ii) evidence satisfactory to Graymark of compliance with the applicable securities laws of other jurisdictions; and (iii) the restrictions on sale contained in Section 3 of this Agreement. Graymark shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.
     (h) Releasors understand that there will be placed on the certificates for the Stock Consideration, or any substitution therefor, in addition to any other legend which may be required, a legend stating in substance:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES ACT OF ANY OTHER STATE, AND THE SHARES MAY NOT BE RESOLD, ASSIGNED OR TRANSFERRED BY A PURCHASER THEREOF WITHOUT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL TO THE COMPANY.
FURTHERMORE, THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SETTLEMENT AGREEMENT AND RELEASE DATED SEPTEMBER 10, 2009, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.
     8. Representations of Graymark. Graymark hereby represents and warrants to Releasors that:
     (a) The Stock Consideration has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid, and nonassessable.
     (b) Graymark has filed all Graymark SEC Reports required to be filed with the Securities and Exchange Commission and as of their respective dates, such Graymark SEC Reports complied in all material respects with the applicable securities laws. As of their respective dates, none of the Graymark SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been corrected by subsequent filings with the Securities and Exchange Commission.
     9. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     10. Arbitration. In the event of any dispute or any action or proceeding arising under or in connection with this Agreement, the parties shall resolve such dispute only by arbitration with a single arbitrator, conducted in Chicago, Illinois, by the American Arbitration Association pursuant to its Commercial Arbitration

Rules. Notwithstanding the choice of law provisions set forth in Section 11, the Federal Arbitration Act shall govern all proceedings brought hereunder.
     11. Governing Law. This Release shall be governed by and construed under the laws of the State of New York without regard to conflicts of laws principles thereof.
     12. Successors and Assigns; Third Party Beneficiaries. This Agreement is binding upon and inures to the benefit of the parties and their respective successors, heirs, and permitted assigns. Notwithstanding anything to the contrary herein, each of the Releasees that are not a party to this Agreement are specifically and expressly made third party beneficiaries of this Agreement.
     13. Counterparts. This Amendment may be executed in any number of counterparts. A counterpart may be a facsimile or an electronic copy. Together all counterparts shall constitute one document.
     14. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter of this Agreement.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Release as of the Effective Date.

RIFKIN PC:	DANIEL I. RIFKIN, M.D., P.C.
	By	/S/ DANIEL I. RIFKIN, M.D.
		Name:	Daniel I. Rifkin, M.D.
		Title:	President

SMCF:	SLEEP MEDICINE CENTERS OF FLORIDA, LLC
	By	/S/ DANIEL I. RIFKIN, M.D.
		Name:	Daniel I. Rifkin, M.D.
		Title:	President

RIFKIN:	/S/ DANIEL I. RIFKIN, M.D.
Daniel I. Rifkin

EASTERN:	AVASTRA EASTERN SLEEP CENTERS, INC.
	By	/S/ DANIEL I. RIFKIN, M.D.
		Name:	Daniel I. Rifkin, M.D.
		Title:	President

GRAYMARK:	GRAYMARK HEALTHCARE, INC.
	By	/S/ STANTON NELSON
		Name:	Stanton Nelson
		Title:	CEO

SDC:	SDC HOLDINGS, LLC
	By	/S/ STANTON NELSON
		Name:	Stanton Nelson
		Title:	CEO